Exhibit 4.9
GUARANTY NO. 2.010.391-4

PRIVATE AGREEMENT FOR THE ESTABLISHMENT OF GUARANTEES AND OTHER COVENANTS

The parties to this agreement are:

A – BANCO BRADESCO S.A., headquartered in Cidade de Deus, Municipality and Jurisdictional District of Osasco, state of São Paulo, [Brazil], federal tax registry number at the Ministry of Finance CNPJ/MF 60.746.948/0001 -12, hereinbelow referred to as the GUARANTOR;

B- TIM NORDESTE TELECOMUNICAÇÕES S.A., headquartered at Avenida Ayrton Senna da Silva 1633, Piedade, Jaboatão dos Guararapes, state of Pernambuco, [Brazil], federal tax registry number at the Ministry of Finance CNPJ/MF 02.336.993/0001 -00, hereinbelow referred to as the SECURED PARTY; and

C – TELE NORDESTE CELULAR TELECOMUNICAÇÕES S.A., headquartered at Avenida Ayrton Senna da Silva 1633, Piedade, Jaboatão dos Guararapes, state of Pernambuco, [Brazil], federal tax registry number at the Ministry of Finance CNPJ/MF 02.558.115/0001 -21, as surety of the promissory note of guaranty referred to hereinbelow and joint debtor, hereinafter referred to as SURETY.

     The aforementioned parties, on their own behalf and through their legal representatives, all of whom undersign this document, hereby agree to the following:

1.	In need of a guaranty that would secure fulfillment of the obligations undertaken in the Financing Agreement by means of a Public Deed of Credit, the SECURED PARTY resorted to the GUARANTOR. The latter proposed to provide said guaranty, with Banco do Nordeste do Brasil S.A. as BENEFICIARY, in the amount of twenty million reais (R$20,000,000.00), plus interest payments, commissions, the contractual penalty, expenses and other required charges, to remain in force until the obligations assured by it are finally discharged.
SOLE PARAGRAPH: the value of the guaranty may be reduced by means of formal communication from the SECURED PARTY to the GUARANTOR, with the BENEFICIARY’s consent. This communication shall be formalized by means of a letter sent to the GUARANTOR’s Department of Loans and Financings, Sector of Guaranties (Departamento de Empréstimos e Financiamentos do FIADOR, Setor de Fianças), located at Cidade de Deus, s/nº, Vila Yara, Osasco-SP, CEP 06029-900, or by means of an “e-mail” transmitted to the following address: 4130.celula54@bradesco.com.br.
2.	For providing the guaranty mentioned in the clause above, the SECURED PARTY shall pay the GUARANTOR, as remuneration, a commission of one per cent (1.00%) p.a. of the guaranteed amount, payable on a quarterly and subsequent basis, through debit to the current account nº 77.050-7, which the SECURED PARTY holds at Branch 3208-5/Dantas Barreto, Urb. Recife, PE., of Banco Bradesco S.A.
3.	The SECURED PARTY hereby authorizes the GUARANTOR, irrevocably and unchangeably, and pursuant to the law, to debit to its current account, referred above, the amounts that are owed in connection with this agreement.
4.	As the obligation hereby guaranteed is subject to increases, such as interest on payment past due, fines, monetary restatement and other legal charges, the GUARANTOR is hereby authorized to adopt an identical procedure to update the guaranty as well.
5.	If and when the obligation that is the subject of Clause 1 becomes payable, the SECURED PARTY shall promptly settle it and deliver to the GUARANTOR legitimate proof of payment supplied by the BENEFICIARY, together with the letter of guaranty and any eventual addendum signed by the GUARANTOR or, in the absence of such documents, a document whereby the BENEFICIARY declares the guaranty to be terminated and of no further effect.
6.	Should the SECURED PARTY fail to discharge the obligation covered by this guaranty, once said guaranty becomes payable, the GUARANTOR may settle it, regardless of any notice, advice or judicial or extrajudicial summons. In this case, the SECURED PARTY will refund the GUARANTOR for the sums the latter has disbursed to settle the guaranteed obligation, within twenty-four (24) hours, as from when the GUARANTOR submits a request to this effect in writing to the SECURED PARTY.
7.	Any amount owed by the SECURED PARTY, by virtue of this agreement, that is past due and unpaid shall be regarded as being in arrears, the amount owed becoming liable for interest on arrears of one percent (1%) per month or fraction thereof, plus remunerative interest payments at rates equal to 100% of the CDI (Interbank Certificate of Deposit) rates and a fine of two percent (2%) per month, on the ascertained amount.
8.	For greater ease of execution of any credits due to the GUARANTOR pursuant to this agreement, the SECURED PARTY hereby issues and delivers to said GUARANTOR a promissory note for payment, with full replacement effect, for the amount of thirty million reais (R$30,000,000.00), equal to 150% of the guaranteed amount, guaranteed by the SURETY named under letter “C” of the opening of this agreement. Whenever the value of the promissory note becomes lower than the proportion established herein, the SECURED PARTY shall deliver to the GUARANTOR a complementary promissory note, in order to maintain the same proportion of the guaranty hereby established.
The new promissory notes shall have the same characteristics of the promissory note that is being issued and delivered hereby.
SOLE PARAGRAPH: The SURETY for the promissory note referred to in the caption of this clause is also present, at this act, as joint debtor, expressly concurring with what is hereby agreed to, holding itself unconditionally responsible, together with the SECURED PARTY, irrevocably and unchangeably, for the full discharge of all the obligations herein, financial or otherwise, that it hereby undertakes.
9.	The guarantee hereby established shall remain fully in effect up until complete and final settlement of all of the SECURED PARTY’s obligations has occurred. Return of the original copy of the letter of guaranty plus any eventual addendum, or delivery of a confirmatory official document issued by the party benefited by the guaranty to the GUARANTOR shall constitute appropriate proof of said guaranty’s termination.
10.	Failure by the GUARANTOR to exercise any of the rights and possibilities to which it is entitled by virtue of this agreement, as well a eventual tolerance of delay in the discharge of its obligations by the SECURED PARTY shall in no way affect such rights and possibilities, nor shall they constitute a precedent, novation or modification hereof.
11.	The SECURED PARTY and its SURETY shall not be allowed to object, under any pretext or justification whatsoever, regardless of how relevant it may be, to payment of the guaranty when so requested by the BENEFICIARY.

GUARANTY NO. 2.010.391-4

12.	Should it become necessary to resort to judicial means for the settlement of any doubts or issues resulting from this agreement, the losing party shall be responsible for the expenses of the legal proceedings and for legal fees.
13.	The SECURED PARTY and the SURETY hereby declare having been aware, in advance, of all clauses and conditions of this agreement and that they expressly agree to all its terms.
14.	The parties undersigning this agreement declare, under the penalties of the law, that they are the legitimate legal representatives of the SECURED PARTY and of the SURETY, being able to undertake the obligations agreed to hereby, pursuant to the current contracts / articles of incorporation of the parties to this agreement.
15.	The court of the jurisdictional district of Osasco, state of São Paulo, [Brazil] is hereby elected for the settlement of all issues that may ensue from this agreement.
16.	And being thus in agreement with everything established herein, the parties sign this document in three (3) copies of like tenor, to one effect, together with the witnesses named below.

Osasco, June 24, 2004.

GUARANTOR:	[two illegible signatures] [rubber stamp]: Elias Bortniuk [illegible portion of stamp]
[rubber stamp]: Antonio Geraldo Majella [illegible portion of stamp]
BANCO BRADESCO S.A.

SECURED PARTY:	[illegible signature]

TIM NORDESTE TELECOMUNICAÇÕES S.A.

SURETY:	[two illegible signatures]

TELE NORDESTE CELULAR TELECOMUNICAÇÕES S.A.

WITNESSES:

[illegible signature]	[no signature]

NAME: [written by hand]	NAME:
Marcel A. B. Andrade
Individuals’ Taxpayers’ Registry – CPF 793.101.174-00

PROMISSORY NOTE

AMOUNT: One hundred and twenty-seven million, nine hundred and seventy-eight thousand three hundred and three reais (R$127,978,303.00)

GUARANTY NUMBER 2013901-3

MATURITY: at sight.

Through this PROMISSORY NOTE, we shall pay to BANCO BRADESCO S.A., headquartered in Cidade de Deus, Municipality and Jurisdictional District of Osasco, state of São Paulo, [Brazil], federal tax registry number at the Ministry of Finance CNPJ/MF 60.746.948/0001 -12, or to its order, in the town of Osasco, state of São Paulo, the sum of one hundred and twenty-seven million, nine hundred and seventy-eight thousand three hundred and three reais (R$127,978,303.00) in the currency of this country.

Osasco, State of São Paulo, April 27, 2005.

ISSUER:

[illegible signature]
[rubber stamp]:
Mário Cesar Pereira de Araújo – President
TIM NORDESTE TELECOMUNICAÇÕES S.A.
Tax registration number CNPJ/MF 02.36.993/0001-00

SURETY(IES):

[two illegible signatures]
NAME: TIM PARTICIPAÇÕES S.A.
Tax registration number CNPJ/MF 02.558.115/0001-21

[illegible signature]
[rubber stamp]: Walmir Kessell – TIM – Finance and Treasury